Exhibit 10.1
COMMERCE BANCSHARES, INC.

Commerce Bancshares, Inc.
ID: 430889454
Stock Appreciation Rights	1000 Walnut Street
Agreement	Kansas City, Missouri 64106

Participant	SAR Number:
<<Name>>
<<Street address>>	ID:<<SSN>>
<<City>> <<State>> <<Zip Code>>
Effective                      under the Commerce Bancshares, Inc. (the “Company”) 2005 Equity Incentive Plan (the “Plan”), you have been granted stock appreciation rights (SAR) pertaining to                      shares of Company $5.00 par value Common Stock (“Common Stock”) at an Exercise Price of $                    per share, which is the closing price on the grant date.
The total exercise price of the fully vested SAR granted is $                     .
This SAR will become vested and subject to exercise, in whole or in part, and will expire according to the schedule shown below:

Shares	Vest Type	Full Vest	Expiration
<<# of shares>>	On Vest Date	<<date>>	<<date>>
<<# of shares>>	On Vest Date	<<date>>	<<date>>
<<# of shares>>	On Vest Date	<<date>>	<<date>>
<<# of shares>>	On Vest Date	<<date>>	<<date>>
ADDITIONAL TERMS AND CONDITIONS
WHEREAS, the Participant is an Employee of the Company and the Company desires to encourage the Employee to own Shares as an incentive to advance the interests of the Company and in furtherance thereof Company wishes to grant the Participant a Stock Appreciation Right (“SAR”) under terms and conditions established by the Board of Directors.
NOW, THEREFORE, in consideration of these premises, the parties agree that the following, along with the terms and conditions set forth in the Plan, shall constitute the Agreement between the Company and the Participant:
1.	Definitions. Capitalized terms used in this Agreement but not defined herein shall have the meaning set forth in the Plan.

2.	Grant and Exercise of SAR. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant a SAR that relates to the stock appreciation, if any, as described above. The stock appreciation for the SAR is the amount by which the Fair Market Value of the underlying Shares on the date of exercise of this SAR exceeds the Exercise Price of the SAR. Upon exercise of all or any portion of the SAR, the Participant shall receive the stock appreciation with respect to the portion of the SAR exercised, payable to the Participant in Shares, based on the Fair Market Value of the Shares on the date of exercise. This SAR shall vest and become exercisable as follows:
(a)	25% of the SAR on and after one year from the grant date;

(b)	an additional 25% of the SAR on and after two years from the grant date;

(c)	an additional 25% of the SAR on and after three years from the grant date; and

(d)	the remaining 25% of the SAR on and after four years from the grant date, so that all the SAR granted in this paragraph and not previously exercised shall become exercisable, provided however that this SAR shall expire ten years from the grant date or upon other events as otherwise provided in the Plan after which no portion of the SAR shall be exercisable.
3. Notice of Exercise.
(a)	Subject to the provisions of Paragraph 2 above, the Participant may exercise part or all of the exercisable SAR by giving written notice to the Company at the address provided above, specifying the number of Shares as to which the SAR is to be exercised.

(b)	All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required for any taxes, if applicable. The Participant may elect to satisfy any tax withholding obligation of the Company with respect to the SAR by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.
4.	Restrictions on Transfer or Other Dispositions. No SAR may be transferred or otherwise disposed of except as provided in the Plan.

5.	Issue of Shares. The Company shall not be required to issue or transfer any certificates for Shares upon exercise of this SAR until all applicable requirements of law have been complied with and such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed.

6.	Change in Capital Structure. This SAR shall not affect the right of the Company or any Affiliate thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize. The Exercise Price and the number of shares covered by this SAR will be adjusted to reflect any change in capital structure associated with a stock split or dividend.

7.	Change in Control. In the event there is a Change of Control of the Company, any unexercised portion of this SAR shall become immediately exercisable and all restrictions shall be removed at the time of a Change in Control.

8.	Committee Authority. Any questions concerning the interpretation of this Agreement or the Plan, and any controversy which arises under this Agreement or the Plan shall be settled by the Committee in its sole discretion. All determinations and decisions of the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

9.	Plan Controls. The terms of this Agreement are governed by the terms of the Plan and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

10.	Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it was personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or Participant may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, the Company and the Participant specify their respective addresses as shown above.

11.	Information Confidential. As partial consideration for the granting of this SAR, the Participant agrees that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan, provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse, tax and financial advisors, or to a financial institution of the extent that such information is necessary to secure a loan.

12.	Governing Law. Where applicable, the provisions of this Agreement shall be governed by the contract law of the State of Missouri.

By your signature and the Company’s signature below, you and the Company agree that this SAR is granted under and governed by the terms and conditions of the Plan as amended and the SAR Agreement.

Commerce Bancshares, Inc.	Date

Grantee	Date

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